EXHIBIT 10.3

REGISTRATION RIGHTS AGREEMENT
Between
HARRIS CORPORATION
and
HARRIS STRATEX NETWORKS, INC.
Dated: January 26, 2007

REGISTRATION RIGHTS AGREEMENT
     REGISTRATION RIGHTS AGREEMENT (the “Agreement”), dated as of January 26, 2007, between HARRIS CORPORATION, a Delaware corporation (“Harris”), and HARRIS STRATEX NETWORKS, INC., a Delaware corporation (the “Company”).
     WHEREAS, Harris, the Company, Stratex Networks, Inc., a Delaware corporation (“Stratex”), and Stratex Merger Corp., a Delaware corporation and a wholly owned subsidiary of the Company, have entered into an Amended and Restated Formation, Contribution and Merger Agreement, dated as of December 18, 2006 as amended by that certain letter agreement, dated January 26, 2007 (the “Formation Agreement”), among the parties thereto, pursuant to which the Company was formed to acquire Stratex through the Merger and to receive the Contributed Assets from Harris in the Contribution Transaction, in each case on the terms and subject to the conditions set forth in the Formation Agreement;
     WHEREAS, in the Contribution Transaction, Harris will receive all of the outstanding shares of Class B Common Stock of the Company;
     WHEREAS, Harris was not willing to enter into the Formation Agreement without the undertakings of the Company contained in this Agreement and the execution and delivery of this Agreement by the Company is a condition to closing under Formation Agreement;
     NOW, THEREFORE, in consideration of the foregoing and the mutual covenants in the Agreements the parties agree as follows:
     1. Definitions. (a) All capitalized terms used but not defined in this Agreement shall have the meanings assigned to them in the Formation Agreement. In addition, the following terms shall be defined as follows:
          “Affiliate” shall have the meaning assigned to such term under Rule 405 under the Securities Act.
          “Applicable Securities” means, with respect to any Registration Statement, the Registrable Securities identified in the Demand Notice or Piggyback Notice relating to such Registration Statement and any Registrable Securities which any other Holder is entitled to, and requests, be included is such registration statement within 20 days after receiving such notice.
          “Commission” means the Securities and Exchange Commission.
          “Common Stock” means, collectively, the shares of the Class A Common Stock and the Class B Common Stock of the Company.
          “Demand Notice” means a notice given by a Holder pursuant to Section 2(a).

          “Demand Registration” means a registration under the Securities Act of an offer and sale of Registrable Securities effected pursuant to Section 2 hereof.
          “Demand Registration Statement” means a registration statement filed under the Securities Act by the Company pursuant to the provisions of Section 2 hereof, including the Prospectus contained therein, any amendments and supplements to such registration statement, including post-effective amendments, and all exhibits and all material incorporated by reference in such registration statement.
          “Effectiveness Period” means, with respect to any Registration Statement, the period during which such Registration Statement is effective.
          “Effective Time” means, with respect to any Registration Statement, the date on which the Commission declares such Registration Statement effective or on which such Registration Statement otherwise becomes effective under the Securities Act.
          “Electing Holder” means, with respect to any Registration, each Holder that is entitled and elects to sell Registrable Securities pursuant to such Registration and this Agreement.
          “Exchange Act” means the Securities Exchange Act of 1934, as amended.
          “Holder” means, at any time, a registered owner of any Registrable Securities or securities convertible into, or exercisable or exchangeable for, Registrable Securities.
          “NASD” means the National Association of Securities Dealers, Inc.
          “NASD Rules” means the Rules of the NASD, as amended from time to time.
          “Person” means any individual, corporation (including not-for-profit), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, Government Entity or other entity of any kind or nature.
          “Piggyback Demand Registration” means a registration under the Securities Act of an offer and sale of Registrable Securities effected pursuant to Section 3 hereof.
          “Prospectus” means the prospectus (including, without limitation, any preliminary prospectus, any final prospectus and any prospectus that discloses information previously omitted from a prospectus filed as part of an effective Registration Statement in reliance upon Rule 430A under the Act) included in a Registration Statement, as amended or supplemented by any prospectus supplement with respect to the terms of the offering of any portion of the Applicable Securities covered by a Registration Statement and by all other amendments and supplements to such prospectus, including all material incorporated by reference in such prospectus and all documents filed after the date of such prospectus by the Company under the Exchange Act and incorporated by reference therein.
          “Registrable Securities” means (a) any Common Stock or other securities acquired by Harris pursuant to any of the Agreements or otherwise from the Company, (b) any securities issued or distributed with respect to, or in exchange for, any such Common Stock or securities (whether directly or indirectly or in one or a series of transactions) pursuant to any reclassification, merger, consolidation, reorganization or other transaction or procedure and (c) any securities issued or distributed with respect to, or in exchange for, any securities described in clause (b) or this clause (c) (whether directly or indirectly or in one or a series of transactions) pursuant to any reclassification, merger, consolidation, reorganization or other transaction or procedure, other than, in the case of each of clauses (a), (b) and (c), any such securities that are Unrestricted Securities.
          “Registration” means a Demand Registration or Piggyback Registration.
          “Registration Expenses” means all expenses incident to the Company’s performance of its obligations in respect of any Registration of Registrable Securities pursuant to this Agreement, including but not limited to all registration, filing and NASD fees, fees of any stock exchange upon which the Registrable Securities are listed, all fees and expenses of complying with securities or blue sky laws, all word processing, duplicating and printing expenses, messenger and delivery expenses, the fees and disbursements of counsel for the Company and of its independent public accountants, including the expenses of any special audits or “comfort” letters required by or incident to such performance and compliance, premiums and other costs of policies of insurance obtained by the Company against liabilities arising out of the public offering of Registrable Securities being registered and any fees and disbursements of underwriters customarily paid by issuers; provided, however, that notwithstanding the foregoing Registration Expenses shall not include any fees and disbursements of counsel retained by any Holders or any transfer taxes or underwriting discounts or commissions relating to the sale of the Registrable Securities.
          “Registration Statement” means a registration statement filed by the Company with the Commission under the Securities Act pursuant to the provisions of Section 2 or Section 3 hereof, including the Prospectus contained therein, any amendments and supplements to such registration statement, including post-effective amendments, and all exhibits and all material incorporated by reference in such registration statement.
          “Rules and Regulations” means the published rules and regulations of the Commission promulgated under the Securities Act or the Exchange Act, as in effect at any relevant time.
          “Securities Act” means the Securities Act of 1933, as amended.

          “Unrestricted Security” means any Registrable Security that (a) has been offered and sold pursuant to a registration statement that has become effective under the Securities Act, (b) has been transferred in compliance with Rule 144 under the Securities Act (or any successor provision thereto) under circumstances after which such Registrable Securities became freely transferable without registration under the Securities Act and any legend relating to transfer restrictions under the Securities Act has been removed or (c) is transferable pursuant to paragraph (k) of Rule 144 (or any successor provision thereto).
     (b) The following terms shall have the meanings set forth in the Sections indicated:

Defined Term	Section
Agreement	Preamble
Company	Preamble
Demand Date	Section 2(a)
Demand Notice	Section 2(a)
Demanding Holder	Section 2(a)
Formation Agreement	Recitals
Harris	Preamble
Indemnified Person	Section 6(a)
Indemnitee	Section 6(c)
Indemnitor	Section 6(c)
Intended Offering Notice	Section 3(a)
Maximum Number	Section 2(d)
Piggyback Notice	Section 3(a)
Postponement Period	Section 4(c)
Stratex	Recitals
underwritten offering	Section 2(d)

     2. Demand Registrations. (a) Each Holder shall have the right, subject to the terms of this Agreement, to require the Company to register for offer and sale under the Securities Act all or a portion of the Registrable Securities then owned by such Holder subject to the requirements and limitations in this Section 2. In order to exercise such right, the Holder (the “Demanding Holder”) must give written notice to the Company (a “Demand Notice”) requesting that the Company register under the Securities Act the offer and sale of Registrable Securities (i)

having a market value on the date the Demand Notice is received (the “Demand Date”) of at least $50 million based on the then prevailing market price, (ii) representing at least 5% of the outstanding Common Stock (on a fully diluted basis) or (iii) representing all of the Registrable Securities then held by such Holder and its Affiliates. Upon receipt of the Demand Notice, the Company shall (i) promptly notify the other Holders of the receipt of such Demand Notice, (ii) prepare and file with the Commission as soon as practicable and in no event later than 90 days after the Demand Date a Demand Registration Statement relating to the offer and sale of the Applicable Securities on any available form requested by the Demanding Holder (which may include a “shelf” Registration Statement under Rule 415 promulgated under the Securities Act solely for use in connection with delayed underwritten offerings under Rule 415 promulgated under the Securities Act) and (iii) use reasonable efforts to cause such Demand Registration Statement to be declared effective under the Securities Act as promptly as practicable. The Company shall use reasonable efforts to have each Demand Registration Statement remain effective until the earlier of (i) two years (in the case of a shelf Demand Registration Statement) or 90 days (in the case of any other Demand Registration Statement) from the Effective Time of such Registration Statement and (ii) such time as all of the Applicable Securities have been disposed of by the Electing Holders.
     (b) The Company shall have the right to postpone (or, if necessary or advisable, withdraw) the filing, or to delay the effectiveness, of a Registration Statement or offers and sales of Applicable Securities registered under a shelf Demand Registration Statement if the board of directors of the Company determines in good faith that such Registration would interfere with any pending financing, acquisition, corporate reorganization or other corporate transaction involving the Company or any of its Subsidiaries, or would otherwise be seriously detrimental to the Company and its Subsidiaries, taken as a whole, and furnishes to the Electing Holders a copy of a resolution of the board of directors of the Company setting forth such determination; provided, however, that the Company may postpone a Demand Registration or offers and sales of Applicable Securities under a shelf Demand Registration Statement no more than once in any 12 month period and that no single postponement shall exceed 90 days in the aggregate. The Company shall advise the Electing Holders of any such determination as promptly as practicable.
     (c) Notwithstanding anything in this Section 2, the Company shall not be obligated to take any action under this Section 2:
(i)	with respect to more than four non-shelf Demand Registration Statements relating to underwritten offerings which have become effective and which covered all the Registrable Securities requesting to be included therein, or

(ii)	with respect to more than two shelf Demand Registration Statements which have become and remained effective as required by this Agreement.
     (d) The Company may include in any registration requested pursuant to Section 2(a) hereof other securities for sale for its own account or for the account of another Person, subject to the following sentence. In connection with an underwritten offering, if the managing underwriter advises the Company and the Electing Holders in writing that in its opinion the number of securities requested to be registered exceeds the maximum number which can be sold in such offering without materially adversely affecting the pricing, timing or likely success of the offering (with respect to any offering, the “Maximum Number”), the Company shall include such Maximum Number in such Registration as follows: (i) first, the Applicable Securities requested to be registered by the Demanding Holder, (ii) second, the Applicable Securities requested to be included by any other Electing Holders, if any, (iii) third, any securities proposed to be included by the Company and (iv) fourth, any other securities requested to be included in such Registration. For purposes of this Agreement, an “underwritten offering” shall be an offering pursuant to which securities are sold to a broker-dealer or other financial institution or group thereof for resale by them to investors.
     (e) The Demanding Holder shall have the right to withdraw its Demand Notice (in which case such Demand Notice shall be deemed never to have been given for purposes of Section 2(a)) (i) at any time prior to the time the Demand Registration Statement has been declared or becomes effective if the Demanding Holder reimburses the Company for the reasonable out-of-pocket expenses incurred by it prior to such withdrawal in effecting such Registration, (ii) upon the issuance by the Commission or any court or other governmental agency or authority of a stop order, injunction or other order which prohibits or interferes with such Registration, (iii) if the conditions to closing specified in the purchase agreement or underwriting agreement entered into in connection with such registration are not satisfied other than as a result of default by the Demanding Holder, (iv) there has been a material adverse change in market conditions or in the Company’s business, financial condition, results of operations or prospects since the date of such Demand Notice, or (v) if the Company exercises any of its rights under Section 2(b) of this Agreement. If the Holders withdraw a Demand Notice pursuant to this Section 2(e) and the Company nevertheless decides to continue with the Registration as to securities other than the Applicable Securities, then the Holders shall be entitled to participate in such Registration pursuant to Section 3 hereof, but in such case the Intended Offering Notice must be given to the Holders at least 10 business days prior to the anticipated filing date of the Registration Statement and the Holders shall be required to give the Piggyback Notice no later than five business days after the Company’s delivery of such Intended Offering Notice.
     (f) If any Registration pursuant to this Section 2 shall relate to an underwritten offering, the Demanding Holder shall select the managing underwriter or underwriters with the consent of the Company, which consent shall not be unreasonably withheld or delayed, and the right of any other Holder to participate therein shall be conditioned upon such Holder’s participation in the underwriting agreements and arrangements required by this Agreement.
     3. Piggyback Registrations. (a) If at any time the Company intends to file on its behalf or on behalf of any holder of its securities a Registration Statement under the Securities Act in connection with a public offering of any securities of the Company (other than a registration statement on Form S-8 or Form S-4 or their successor forms), then the Company shall give written notice of such intention (an “Intended Offering Notice”) to each Holder at least

20 business days prior to the date such Registration Statement is filed. Such Intended Offering Notice shall offer to include in such Registration Statement for offer to the public the number or amount of Registrable Securities as each such Holder may request, subject to the conditions set forth herein, and shall specify, to the extent then known, the number and class of securities proposed to be registered, the proposed date of filing of such Registration Statement, any proposed means of distribution of such securities, any proposed managing underwriter or underwriters of such securities, together with a good faith estimate by the Company of the proposed maximum offering price of such securities. Any Holder that elects to have its Registrable Securities offered and sold pursuant to such Registration Statement shall so advise the Company in writing (such written notice from any such Holder being a “Piggyback Notice”) not later than seven business days after the date on which such Holder received the Intended Offering Notice, setting forth the number of Registrable Securities that such Holder desires to have offered and sold pursuant to such Registration Statement. Upon the request of the Company, the Electing Holders shall enter into such underwriting, custody and other agreements as shall be customary in connection with registered secondary offerings or necessary or appropriate in connection with the offering. Each Holder shall be permitted to withdraw all or part of its Applicable Securities from any Registration pursuant to this Section 3 at any time prior to the sale thereof (or, if applicable, the entry into a binding agreement for such sale). If any Registration pursuant to this Section 3 shall relate to an underwritten offering, the right of any Holder to participate therein shall be conditioned upon such Holder’s participation in the underwriting agreements and arrangements required by this Agreement.
     (b) In connection with an underwritten offering, if the managing underwriter or underwriters advise the Company in writing that in its or their opinion the number of securities proposed to be registered exceeds the Maximum Number with respect to such offering, the Company shall include in such Registration such Maximum Number as follows: (i) first, the securities that the Company proposes to sell, (ii) second, the Applicable Securities requested to be included in such Registration pro rata among the Electing Holders thereof based on the respective amount of Applicable Securities owned by them and (iii) third, if any, securities held by other holders of securities of the Company who have requested that their securities be included in such Registration Statement and who hold contractual registration rights with respect to such securities.
     (c) The rights of the Holders pursuant to Section 2 hereof and this Section 3 are cumulative, and the exercise of rights under one such Section shall not exclude the subsequent exercise of rights under the other such Section (except to the extent expressly provided otherwise herein). Notwithstanding anything herein to the contrary, the Company may abandon and/or withdraw any registration as to which rights under Section 3 may exist (or have been exercised) at any time and for any reason without liability hereunder. In such event, the Company shall notify each Holder that has delivered a Piggyback Notice to participate therein. No Registration of Registrable Securities effected pursuant to a request under this Section 3 shall be deemed to be, or shall relieve the Company of its obligation to effect, a Registration upon request under Section 2 hereof. The Company may enter into other registration rights agreements; provided, however, that the rights and benefits of a holder of securities of the Company with respect to registration of such securities as contained in any such other agreement shall not be inconsistent with, or adversely affect, the rights and benefits of holders of Registrable Securities as contained in this Agreement.
     4. Registration Procedures. In connection with a Registration Statement, the following provisions shall apply:
     (a) Each Electing Holder shall in a timely manner (i) deliver to the Company and its counsel a duly completed copy of any form of notice and questionnaire reasonably requested by the Company and (ii) provide the Company and its counsel with such other information as to itself as may be required by law for inclusion in the Registration Statement.
     (b) The Company shall furnish to each Electing Holder, prior to the Effective Time, a copy of the Registration Statement initially filed with the Commission, and shall furnish to such Electing Holders copies of each amendment thereto and each amendment or supplement, if any, to the Prospectus included therein.
     (c) The Company shall promptly take such action as may be reasonably necessary so that (i) each of the Registration Statement and any amendment thereto and the Prospectus forming part thereof and any amendment or supplement thereto (and each report or other document incorporated therein by reference in each case), when it becomes effective, complies in all material respects with the Securities Act and the Exchange Act and the respective rules and regulations thereunder, (ii) each of the Registration Statement and any amendment thereto does not, when it becomes effective, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and (iii) each of the Prospectus forming part of the Registration Statement, and any amendment or supplement to such Prospectus, does not at any time during the period during which the Company is required to keep a Registration Statement continuously effective under Section 2(a) (other than any period during which it is entitled and elects to postpone offers and sales under Section 2(b) (each, a “Postponement Period”)) include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.
     (d) The Company shall, promptly upon learning thereof, advise each Electing Holder, and shall confirm such advice in writing if so requested by any such Electing Holder:
(i)	when the Registration Statement and any amendment thereto has been filed with the Commission and when the Registration Statement or any post-effective amendment thereto has become effective;

(ii)	of any request by the Commission for amendments or supplements to the Registration Statement or the Prospectus included therein or for additional information;

(iii)	of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for such purpose;

(iv)	of the receipt by the Company of any notification with respect to the suspension of the qualification of the securities included in the Registration Statement for sale in any jurisdiction or the initiation of any proceeding for such purpose;

(v)	following the effectiveness of any Registration Statement, of the happening of any event or the existence of any state of facts that requires the making of any changes in the Registration Statement or the Prospectus included therein so that, as of such date, such Registration Statement and Prospectus do not contain an untrue statement of a material fact and do not omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of the Prospectus, in light of the circumstances under which they were made) not misleading (which advice shall be accompanied by an instruction to such Electing Holders to suspend the use of the Prospectus until the requisite changes have been made which instruction such Electing Holders agree to follow); and

(vi)	if at any time any of the representations and warranties of the Company contemplated by paragraph (l) below cease to be true and correct or will not be true and correct as of the closing date for the offering.
     (e) The Company shall use its reasonable best efforts to prevent the issuance, and if issued to obtain the withdrawal, of any order suspending the effectiveness of the Registration Statement at the earliest possible time.
     (f) The Company shall furnish to each Electing Holder, without charge, at least one copy of the Registration Statement and all post-effective amendments thereto, including financial statements and schedules, and, if such Electing Holder so requests in writing, all reports, other documents and exhibits that are filed with or incorporated by reference in the Registration Statement.
     (g) The Company shall, during the period during which the Company is required to keep a Registration Statement continuously effective under Section 2(a) or elects to keep effective under Section 3(a), deliver to each Electing Holder and any managing underwriter or agent, without charge, as many copies of the Prospectus (including each preliminary Prospectus) included in the Registration Statement and any amendment or supplement thereto and other documents as they may reasonably request to facilitate the distribution of the Registrable Securities; and the Company consents (except during the continuance of any event described in Section 4(d)(v) hereof) to the use of the Prospectus, with any amendment or supplement thereto, by each of the Electing Holders and any managing underwriter or agent in connection with the offering and sale of the Applicable Securities covered by the Prospectus and any amendment or supplement thereto during such period.
     (h) Prior to any offering of Applicable Securities pursuant to the Registration Statement, the Company shall (i) use reasonable efforts to register or qualify or cooperate with the Electing Holders and their respective counsel in connection with the registration or qualification of such Applicable Securities for offer and sale under any applicable securities or “blue sky” laws of such jurisdictions within the United States as any Electing Holder may reasonably request, (ii) use reasonable efforts to keep such registrations or qualifications in effect and comply with such laws so as to permit the continuance of offers and sales in such jurisdictions for the period during which the Company is required to keep a Registration Statement continuously effective under Section 2(a) or elects to keep effective under Section 3(a) and (iii) take any and all other actions reasonably requested by an Electing Holder which are necessary or advisable to enable the disposition in such jurisdictions of such Applicable Securities; provided, however, that nothing contained in this Section 4(h) shall require the Company to (A) qualify as a foreign corporation or as a dealer in securities in any jurisdiction where it would not otherwise be required to qualify but for this Section 4(h) or (B) take any action which would subject it to general service of process or taxation in any such jurisdiction if it is not then so subject.
     (i) The Company shall, if requested by the Electing Holders, use reasonable best efforts to cause all such Applicable Securities to be sold pursuant to the Registration Statement to be listed on any securities exchange or automated quotation service on which securities of the Company are listed or quoted.
     (j) The Company shall cooperate with the Electing Holders to facilitate the timely preparation and delivery of certificates representing Applicable Securities to be sold pursuant to the Registration Statement, which certificates shall comply with the requirements of any securities exchange or automated quotation service on which any securities of the Company are listed and quoted, and which certificates shall be free of any restrictive legends and in such permitted denominations and registered in such names as Electing Holders or any managing underwriter or agent may request in connection with the sale of Applicable Securities pursuant to the Registration Statement.
     (k) Upon the occurrence of any fact or event contemplated by Section 4(d)(v) hereof, the Company shall promptly prepare a post-effective amendment or supplement to the Registration Statement or the Prospectus, or any document incorporated therein by reference, or file any other required document so that, after such amendment or supplement, such Registration Statement and Prospectus do not contain an untrue statement of a material fact and do not omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of the Prospectus, in light of the circumstances under which they were made) not misleading; provided, however, that the Company shall not be required to take any such action during a Postponement Period (but it shall promptly thereafter). In the event that the Company notifies the Electing Holders of the occurrence of any fact or event contemplated by Section

4(d)(v) hereof, each Electing Holder agrees, as a condition of the inclusion of any of such Electing Holder’s Applicable Securities in the Registration Statement, to suspend the use of the Prospectus until the requisite changes to the Prospectus have been made.
     (l) The Company shall, together with all Electing Holders, enter into such customary agreements (including an underwriting agreement in customary form in the event of an underwritten offering) and take all other reasonable and appropriate action in order to expedite and facilitate the registration and disposition of the Registrable Securities, and in connection therewith, if an underwriting agreement is entered into, cause the same to contain indemnification provisions and procedures substantially similar to those set forth in Section 6 hereof with respect to all parties to be indemnified pursuant to Section 6 hereof. In addition, in such agreements, the Company will make such representations and warranties to the Electing Holder(s) and the underwriters or agents, if any, in form, substance and scope as are customarily made by issuers in primary equity offerings. The Electing Holder(s) shall be party to such agreements and may, at their option, require that any or all of the representations and warranties by, and the other agreements on the part of, the Company to and for the benefit of such underwriters shall also be made to and for the benefit of the Electing Holders and that any or all of the conditions precedent to the obligations of such underwriters under such underwriting agreement be conditions precedent to the obligations of the Electing Holders. No Electing Holder shall be required to make any representations or warranties to or agreements with the Company or the underwriters or agents other than representations, warranties or agreements relating to such Electing Holder, its Registrable Securities and its intended method of distribution or any other representations required by law.
     (m) If requested by the managing underwriter in any underwritten offering, the Company and each Holder (whether or not an Electing Holder) will agree to such limitations on sale, transfer, short sale, hedging, option, swap and other transactions as are then customary in underwriting agreements for registered underwritten offerings; provided, however, that such limitations shall not continue beyond the 180th day after the effective date of the Registration Statement in question or, if later, the commencement of the public distribution of securities to the extent timely notified in writing by the managing underwriters.
     (n) The Company shall use best efforts to:
(i)	(A) make reasonably available for inspection by Electing Holders, any underwriter participating in any disposition pursuant to the Registration Statement, and any attorney, accountant or other agent retained by such Holders or any such underwriter all relevant financial and other records, pertinent corporate documents and properties of the Company and its subsidiaries, and (B) cause the Company’s officers, directors and employees to participate in road shows or other customary marketing activities and to supply all information reasonably requested by such Electing Holders or any such underwriter, attorney, accountant or agent in connection with the Registration Statement as is customary for similar due diligence examinations; provided, however, that all records, information and documents that are designated by the Company, in good faith, as confidential shall be kept confidential by such Holders and any such underwriter, attorney, accountant or agent, unless such disclosure is required in connection with a court proceeding after such advance notice to the Company (to the extent practicable in the circumstances) so as to permit the Company to contest the same, or required by law, or such records, information or documents become available to the public generally or through a third party without an accompanying obligation of confidentiality; and provided further that, the foregoing inspection and information gathering shall, to the greatest extent possible, be coordinated on behalf of the Electing Holders and the other parties entitled thereto by one counsel designated by and on behalf of the Electing Holders and such other parties;
(ii)	in connection with any underwritten offering, obtain opinions of counsel to the Company (which counsel and opinions (in form, scope and substance) shall be reasonably satisfactory to the underwriters) addressed to the underwriters, covering the matters customarily covered in opinions requested in secondary underwritten offerings of equity securities, to the extent reasonably required by the applicable underwriting agreement;

(iii)	in connection with any underwritten offering, obtain “cold comfort” letters and updates thereof from the independent public accountants of the Company (and, if necessary, from the independent public accountants of any Subsidiary of the Company or of any business acquired by the Company for which financial statements and financial data are, or are required to be, included in the Registration Statement), addressed to each Electing Holder participating in such underwritten offering (if such Electing Holder has provided such letter, representations or documentation, if any, required for such cold comfort letter to be so addressed) and the underwriters, in customary form and covering matters of the type customarily covered in “cold comfort” letters in connection with secondary underwritten offerings of equity securities;

(iv)	in connection with any underwritten offering, deliver such documents and certificates as may be reasonably requested by any Electing Holders participating in such underwritten offering and the underwriters, if any, including, without limitation, certificates to evidence compliance with any conditions contained in the underwriting agreement or other agreements entered into by the Company; and

(v)	use its best efforts to comply with all applicable rules and regulations of the Commission and make generally available to its security holders, as soon as reasonably practicable (but not more than fifteen months) after the effective date of the Registration Statement, an earnings statement satisfying the provisions of Section 11(a) of the Securities Act and the rules and regulations promulgated thereunder.
     (o) Not later than the effective date of the applicable Registration Statement, the Company shall provide a CUSIP number for all Registrable Securities and provide the applicable transfer agent with printed certificates for the Registrable Securities which are in a form eligible for deposit with The Depository Trust Company.
     (p) The Company shall cooperate with each Electing Holder and each underwriter or agent participating in the disposition of such Registrable Securities and their respective counsel in connection with any filings required to be made with the NASD.
     (q) As promptly as practicable after filing with the Commission of any document which is incorporated by reference into the Registration Statement or the Prospectus, the Company shall provide copies of such document to counsel for each Electing Holder and to the managing underwriters and agents, if any.
     (r) The Company shall provide and cause to be maintained a transfer agent and registrar for all Registrable Securities covered by such Registration Statement from and after a date not later than the effective date of such Registration Statement.
     (s) The Company shall use reasonable best efforts to take all other steps necessary to effect the timely registration, offering and sale of the Applicable Securities covered by the Registration Statements contemplated hereby.
     5. Registration Expenses. The Company shall bear all of the Registration Expenses and all other expenses incurred by it in connection with the performance of its obligations under this Agreement. The Electing Holders shall bear all other expenses relating to any Registration or sale in which such Electing Holders participate, including without limitation the fees and expenses of counsel to such Electing Holders and any applicable underwriting discounts or commissions.
     6. Indemnification and Contribution. (a) Upon the Registration of Applicable Securities pursuant to Section 2 or Section 3 hereof, the Company shall indemnify and hold harmless each Electing Holder and each underwriter, selling agent or other securities professional, if any, which facilitates the disposition of Applicable Securities, and each of their respective officers and directors and each person who controls such Electing Holder, underwriter, selling agent or other securities professional within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (each such Person, an “Indemnified Person”) against any losses, claims, damages or liabilities, joint or several, to which such Indemnified Person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Registration Statement under which such Applicable Securities are to be registered under the Securities Act, or any Prospectus contained therein or furnished by the Company to any Indemnified Person, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and the Company hereby agrees to reimburse such Indemnified Person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company shall not be liable to any such Indemnified Person in any such case to the extent that any such loss, claim, damage, liability or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such Registration Statement or Prospectus, or amendment or supplement, in reliance upon and in conformity with written information furnished to the Company by such Indemnified Person or its agent expressly for use therein; and provided, further, that the Company shall not be liable to the extent that any loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of or is based upon the use of any Prospectus after such time as the Company has advised the Electing Holder in writing that a post-effective amendment or supplement thereto is required, except such Prospectus as so amended or supplemented.
     (b) Each Electing Holder agrees, as a consequence of the inclusion of any of such Holder’s Applicable Securities in such Registration Statement, and shall cause each underwriter, selling agent or other securities professional, if any, which facilitates the disposition of Applicable Securities shall agree, as a consequence of facilitating such disposition of Applicable Securities, severally and not jointly, to indemnify and hold harmless the Company, its directors and officers and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, against any losses, claims, damages or liabilities to which the Company or such other persons may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in such Registration Statement or Prospectus, or any amendment or supplement, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by such Holder, underwriter, selling agent or other securities professional, as applicable, expressly for use therein; provided, however, that notwithstanding anything herein to the contrary the maximum aggregate amount that any Electing Holder shall be required to pay pursuant to this Section 6 in respect of any Registration shall be the net proceeds received by such Electing Holder from sales of Registrable Securities pursuant to such Registration.
     (c) Promptly after receipt by any Person entitled to indemnity under Section 6(a) or (b) hereof (an “Indemnitee”) of any notice of the commencement of any action or claim, such

Indemnitee shall, if a claim in respect thereof is to be made against any other person under this Section 6 (an “Indemnitor”), notify such Indemnitor in writing of the commencement thereof, but the omission so to notify the Indemnitor shall not relieve it from any liability which it may have to any Indemnitee except to the extent the Indemnitor is actually prejudiced thereby. In case any such action shall be brought against any Indemnitee and it shall notify an Indemnitor of the commencement thereof, such Indemnitor shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other Indemnitor similarly notified, to assume the defense thereof with counsel reasonably satisfactory to such Indemnitee (which shall not be counsel to the Indemnitor without the consent of the Indemnitee, such consent not to be unreasonably withheld or delayed). After notice from the Indemnitor to such Indemnitee of its election so to assume the defense thereof, such Indemnitor shall not be liable to such Indemnitee under this Section 6 or otherwise for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such Indemnitee, in connection with the defense thereof (other than reasonable costs of investigation) unless the Indemnitee shall have been advised by counsel that representation of the Indemnitee by counsel provided by the Indemnitor would be inappropriate due to actual or potential conflicting interests between the Indemnitee and the Indemnitor, including situations in which there are one or more legal defenses available to the Indemnitee that are different from or additional to those available to Indemnitor; provided, however, that the Indemnitor shall not, in connection with any one such action or separate but substantially similar actions arising out of the same general allegations, be liable for the fees and expenses of more than one separate counsel at any time for all Indemnitees, except to the extent that local counsel, in addition to their regular counsel, is required in order to effectively defend against such action. No Indemnitor shall, without the written consent of the Indemnitee, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the Indemnitee is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the Indemnitee from all liability arising out of such action or claim and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act, by or on behalf of any Indemnitee. No indemnification shall be available in respect of any settlement of any action or claim effected by an Indemnitee without the prior written consent of the Indemnitor, which consent shall not be unreasonably withheld or delayed.
     (d) If the indemnification provided for in this Section 6 is unavailable or insufficient to hold harmless an Indemnitee under Section 6(a) or Section 6(b) hereof in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each Indemnitor shall contribute to the amount paid or payable by such Indemnitee as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative fault of the Indemnitor and the Indemnitee in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative fault of such Indemnitor and Indemnitee shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by such Indemnitor or by such Indemnitee, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 6(d) were determined solely by pro rata allocation (even if the Electing Holders or any underwriters, selling agents or other securities professionals or all of them were treated as one entity for such purpose) or by any other method of allocation which does not take account of the considerations referred to in this Section 6(d). The amount paid or payable by an Indemnitee as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such Indemnitee in connection with investigating or defending any such action or claim. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The obligations of the Electing Holders and any underwriters, selling agents or other securities professionals in this Section 6(d) to contribute shall be several in proportion to the percentage of Applicable Securities registered or underwritten, as the case may be, by them and not joint.
     7. Miscellaneous. (a) THIS AGREEMENT SHALL BE DEEMED TO BE MADE IN AND IN ALL RESPECTS SHALL BE INTERPRETED, CONSTRUED AND GOVERNED BY AND IN ACCORDANCE WITH THE LAW OF THE STATE OF DELAWARE WITHOUT REGARD TO THE CONFLICT OF LAW PRINCIPLES THEREOF. The parties hereby irrevocably submit to the jurisdiction of the courts of the State of Delaware and the Federal courts of the United States of America located in the State of Delaware solely in respect of the interpretation and enforcement of the provisions of this Agreement and of the documents referred to in this Agreement, and in respect of the transactions contemplated hereby, and hereby waive, and agree not to assert, as a defense in any action, suit or proceeding for the interpretation or enforcement hereof or of any such document, that it is not subject thereto or that such action, suit or proceeding may not be brought or is not maintainable in said courts or that the venue thereof may not be appropriate or that this Agreement or any such document may not be enforced in or by such courts, and the parties hereto irrevocably agree that all claims with respect to such action or proceeding shall be heard and determined in such a Delaware State or Federal court. The parties hereby consent to and grant any such court jurisdiction over the person of such parties and, to the extent permitted by law, over the subject matter of such dispute and agree that mailing of process or other papers in connection with any such action or proceeding in the manner provided in Section 7(d) or in such other manner as may be permitted by law shall be valid and sufficient service thereof.
     (b) EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT,

OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (II) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (III) EACH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (IV) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 7(A) AND SECTION 7(B).
     (c) This Agreement may be amended, and waivers or consents to departures from the provisions hereof may be given, only by a written instrument duly executed, in the case of an amendment, by the Company and the Holders of a majority of the Registrable Securities then outstanding, or in the case of a waiver or consent, by the party against whom such waiver or consent is to be effective. Each Holder of Registrable Securities outstanding at the time of any such amendment, waiver or consent or thereafter shall be bound by any amendment, waiver or consent effected pursuant to this Section 7(c), whether or not any notice, writing or marking indicating such amendment, waiver or consent appears on the Registrable Securities or is delivered to such Holder. Waiver by any party of any breach in accordance with this Section 7(c) or failure to comply with any provision of this Agreement by another party shall not be construed as, or constitute, a continuing wavier of such provisions, or a waiver of any other breach of or failure to comply with any other provisions of this Agreement.
     (d) All notices, requests and other communications to any party hereunder shall be in writing (including facsimile transmission) and shall be effective (a) when delivered, (b) when transmitted via telecopy (or other facsimile device) to the number set out below if the sender on the same day sends a confirming copy of such notice by a recognized overnight delivery service (charges prepaid), (c) the day following the day on which the same has been delivered prepaid to a reputable national overnight air courier service or (d) the third Business Day following the day on which the same is sent by certified or registered mail or by overnight courier, postage prepaid, in each case to the respective parties at the address set forth below, or at such other address as such party may specify by written notice to the other party hereto:

if to the Company, to: Harris Stratex Networks, Inc. Research Triangle Park 637 Davis Drive Morrisville, NC 27560 Attn: General Counsel fax: (919) 767-3233

with a copy (which shall not constitute notice) to:

Bingham McCutchen LLP
1900 University Avenue
East Palo Alto, CA 94303
Attn: Bart Deamer
fax: (650) 849-4800

if to Harris, to:

Harris Corporation
1025 West NASA Blvd.
Melbourne, FL 32919
Attn: Scott T. Mikuen
fax: (321) 727-9222

with a copy (which shall not constitute notice) to:

Sullivan & Cromwell LLP
125 Broad Street
New York, New York 10004
Attn: Duncan C. McCurrach
fax: (212) 558-3588
or to such other Persons or addresses as may be designated in writing by the party to receive such notice as provided above.
     (e) Any Holder of Registrable Securities shall be entitled to assign all or any part of its rights hereunder to any person in connection with any transfer to such person of Registrable Securities permitted by Law and the Investor Agreement and upon any such assignment and transfer such person shall be entitled to receive the benefits so assigned, and shall be bound by the terms and provisions of, this Agreement; provided, however, that no such assignment of rights hereunder may be made if it would result in their being more than four Holders (treating any Holder and its Affiliates collectively as one Holders). Except as provided in the preceding sentence, the rights and obligations of the parties under this Agreement shall not be assignable or transferable and there shall be no third party beneficiaries hereto. All the terms and provisions of this Agreement shall be binding upon, shall inure to the benefit of, and shall be enforceable by, the legal successors and permitted assigns of the parties hereto and any Holder.
     (f) This Agreement may be executed by the parties in any number of separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.
     (g) The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.
     (h) In any action or proceeding related to or arising out of the enforcement of, or defense against, any provision of this Agreement, the non-prevailing party in such action or proceeding shall pay, and the prevailing party shall be entitled to, all reasonable out-of-pocket costs and expenses (including reasonable attorneys’ fees) of the prevailing party incurred in connection with such action or proceeding.
     (i) The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof. If any provisions of this Agreement, or the application thereof to any Person or entity or any circumstance, is invalid or unenforceable, (i) a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable the intent of such provision and (ii) the remainder of this Agreement and the application of such provision to other Persons, entities or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction.
     (j) The respective indemnities, agreements, representations, warranties and other provisions set forth in this Agreement or made pursuant hereto shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Electing Holder, any director, officer or partner of such Electing Holder, any agent or underwriter, any director, officer or partner of such agent or underwriter, or any controlling person of any of the foregoing, and shall survive the transfer and registration of the Applicable Securities of such Holder.
     (k) This Agreement has been negotiated by the parties and their respective counsel in good faith and will be fairly interpreted in accordance with its terms and without any strict construction in favor of or against any party. Time shall be of the essence of this Agreement.
     (l) Each party hereby acknowledges and agrees that because the obligations undertaken by them hereunder are unique and the breach of any such obligations would cause irreparable harm and significant injury that would be difficult to ascertain and would not be adequately compensable by damages alone, each party will have the right to enforce such provisions by injunction, specific performance or other equitable relief without prejudice to any other rights and remedies the enforcing party may have.
     (m) Harris agrees that a majority of the Class A Directors (as defined in the Investor Agreement) shall have the sole and exclusive right to direct the exercise and enforcement of all rights of the Company hereunder.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective authorized officers as of the day and year first above written.

HARRIS STRATEX NETWORKS, INC.
By:	/s/ Guy M. Campbell
	Name:	Guy M. Campbell
	Title:	Chief Executive Officer and President

HARRIS CORPORATION
By:	/s/ R. Kent Buchanan
	Name:	R. Kent Buchanan
	Title:	Vice President, Corporate Technology and Development